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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                September 9, 1999

                              GLACIER BANCORP, INC.

             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

      000-18911                                            81-0519541
------------------------                        -------------------------------
(Commission File Number)                        IRS Employer Identification No.

                                 49 Commons Loop
                               Kalispell, MT 59901
               (Address of principal executive offices) (zip code)

        Registrant's telephone number, including area code: 406-756-4200


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ITEM 5 - OTHER EVENTS

        On September 9, 1999, Glacier Bancorp, Inc., Kalispell, Montana ("Glacier") entered into a Plan and Agreement of Merger (the "Merger Agreement") with Mountain West Bank, an Idaho commercial bank. Under the terms of the Merger Agreement Mountain West Bank will become a separate, wholly-owned subsidiary of Glacier.

        Effective at the time of the merger, all shares of Mountain West Bank will be exchanged for shares of Glacier. Under the terms of the Merger Agreement, each share of Mountain West Bank stock will be exchanged for 1.18 shares of Glacier stock (subject only to certain conditions stated in the Merger Agreement).

        Consummation of the merger and share exchange are subject to several conditions, including receipt of applicable regulatory approvals and approval by the shareholders of Mountain West Bank. For information regarding the terms of the proposed transaction, reference is made to the Merger Agreement and the press release dated September 10, 1999, which are attached hereto as Exhibits 2 and 99, respectively, and incorporated herein by reference. To protect the deal from uninvited third parties, the parties have executed a "lock-up" agreement, attached hereto as Exhibit 10, pursuant to which Mountain West Bank will issue to Glacier 19.9% of Mountain West Bank's outstanding shares, including options, in the event Mountain West Bank agrees to a third party acquisition proposal.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial statements - not applicable.

        (b) Pro forma financial information - not applicable.

        (c) Exhibits:

                (2) Plan and Agreement of Merger, dated as of September 9, 1999

                (10) Stock Option Agreement, dated as of September 9, 1999

                (99) Press Release issued by Glacier, dated September 10, 1999



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated: September 15, 1999

                                            GLACIER BANCORP, INC.

                                            By: /s/ Michael J. Blodnick
                                               ---------------------------------
                                               Michael J. Blodnick
                                               President and Chief Executive
                                               Officer


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